Exhibit 99.1

Eversource Energy Reports First Quarter 2023 Results

HARTFORD, Conn. and BOSTON, Mass. (May 3, 2023) – Eversource Energy (NYSE: ES) today reported first quarter 2023 earnings of $1.41 per share, compared with first quarter 2022 earnings of $1.28 per share. Results for the first quarter of 2022 included transaction- and transition-related charges of $0.02 per share. Results for the first quarter of 2023 reflect the impact of rate design changes for Eversource’s Massachusetts electric business that were effective with the implementation of new rates on January 1, 2023, and are having the effect of shifting certain peak demand revenues from the summer period to winter periods.

Also today, the Eversource Energy Board of Trustees approved a common dividend of $0.675 per share, payable June 30, 2023, to shareholders of record as of May 18, 2023.

“Our employees overcame some challenging weather conditions in March due to a number of late winter storms,” said Joe Nolan, Eversource Energy chairman, president and chief executive officer. “But overall, New England experienced a very mild winter this year, which benefited our customers in two important ways. The mild weather lowered energy consumption and lower consumption across much of the country helped spur a decline in energy prices, which will significantly reduce electricity and natural gas supply rates as we move through 2023. This is excellent news for our customers who experienced unprecedented spikes in their energy rates at the end of 2022.”

Electric Transmission

Eversource Energy’s transmission segment earned $155.1 million in the first quarter of 2023, compared with earnings of $148.5 million in the first quarter of 2022. Higher transmission earnings were primarily due to a higher level of investment in Eversource’s electric transmission system.

Electric Distribution

Eversource Energy’s electric distribution segment earned $165.5 million in the first quarter of 2023, compared with $140.9 million in the first quarter of 2022. Improved results were due primarily to higher revenues and the aforementioned seasonal rate design changes at NSTAR Electric Company, partially offset by higher expense related to operations and maintenance (O&M), interest and property and other taxes.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $170.3 million in the first quarter of 2023, compared with earnings of $164.0 million in the first quarter of 2022. Improved results were due primarily to higher revenues resulting from rate adjustments that were effective in late 2022, partially offset by higher depreciation, interest and property tax expense.

Water Distribution

Eversource Energy’s water distribution segment earned $1.5 million in the first quarter of 2023, compared with $3.7 million in the first quarter of 2022. Lower earnings were primarily due to higher O&M.

Parent and other companies

Parent and other companies, including transaction- and transition-related costs, had net losses of $1.2 million in the first quarter of 2023, compared with net losses of $13.7 million in the first quarter of 2022. Improved results were primarily the result of an after-tax net benefit of $9.8 million from the disposition of Eversource’s interest in a clean energy fund and a resultant contribution to the Eversource Energy Foundation. Also affecting parent results in the first quarter of 2023 were higher interest costs, partially offset by a lower effective tax rate and a $4.8 million reduction in transaction- and transition-related costs, compared with the same period of 2022.

The company today reaffirmed its 2023 non-GAAP earnings projection of between $4.25 per share and $4.43 per share, which excludes transaction- and transition- related costs. It also reaffirmed its long-term earnings per share growth rate of solidly in the upper half of 5-7 percent from a 2022 base of $4.09 per share1.

The following table reconciles consolidated earnings per share for the first quarters of 2023 and 2022:

		First Quarter
2022	Reported EPS	$1.28
	Higher transmission earnings in 2023	0.02
	Higher electric distribution revenues in 2023, partially offset by higher O&M, interest and property taxes	0.06
	Higher natural gas distribution revenues in 2023, partially offset by higher depreciation, interest, and property taxes	0.02
	Lower water segment earnings in 2023	(0.01)
	Benefit from the disposition of a clean energy investment, partially offset by a contribution to the Eversource Energy Foundation	0.03
	Other, including lower transaction and transition charges	0.01
2023	Reported EPS	$1.41

Financial results for the first quarters of 2023 and 2022 for Eversource Energy’s business segments and parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	March 31, 2023	March 31, 2022	Increase/ (Decrease)	2023 EPS
Electric Transmission	$155.1	$148.5	$6.6	$0.45
Electric Distribution	165.5	140.9	24.6	0.47
Natural Gas Distribution	170.3	164.0	6.3	0.49
Water Distribution	1.5	3.7	(2.2)	0.00
Parent and Other Companies[1]	(0.7)	(8.4)	7.7	0.00
Transaction and transition charges	(0.5)	(5.3)	4.8	0.00
Reported Earnings	$491.2	$443.4	$47.8	$1.41

Eversource Energy has approximately 349 million common shares outstanding. It operates New England’s largest energy delivery system and serves approximately 4.4 million electric, natural gas and water utility customers in Connecticut, Massachusetts and New Hampshire.

CONTACTS:

Jeffrey R. Kotkin	Robert S. Becker
(860) 665-5154	(860) 665-3249

Note: Eversource Energy will webcast a conference call with senior management on May 4, 2023, beginning at 9 a.m. Eastern Time. The webcast and associated slides can be accessed through Eversource’s website at www.eversource.com.

1 All per-share amounts in this news release are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities of such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a financial measure that is not recognized under generally accepted accounting principles (non-GAAP) and is calculated by dividing the net income or loss attributable to common shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. Earnings discussions also include non-GAAP financial measures referencing earnings and EPS excluding certain transaction and transition costs. Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain results without including these items. This information is among the primary indicators management uses as a basis for evaluating performance and planning and forecasting of future periods. Management believes the impacts of transaction and transition costs are not indicative of Eversource Energy’s ongoing costs and performance.  Management views these charges as not directly related to the ongoing operations of the business and therefore not an indicator of baseline operating performance. Due to the nature and significance of the effect of these items on net income attributable to common shareholders and EPS, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy’s financial performance and provides additional and useful information to readers in analyzing historical and future performance of the business. These non-GAAP financial measures should not be considered as alternatives to Eversource Energy’s reported net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance.

This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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